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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


      We consent to the use in this Amendment No. 5 to Registration Statement of I/OMagic Corporation on Form S-1 (No. 333-115208) of our report dated April 18, 2005 appearing in the Prospectus, which is part of this Registration Statement, and of our report dated April 18, 2005, relating to the financial statement schedule appearing elsewhere in this Registration Statement.

      We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
June 29, 2005